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                                                                  EXHIBIT (23.3)





                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of UGI Corporation on Form S-8 (File No. 33-47319), Form S-3 (File No. 33-78776), Form S-8 (File No. 33-61722), Form S-8 (File No. 333-22305) and Form S-8 (File No. 333-37093) of our reports dated November 22, 1996 on our audits of the consolidated financial statements and financial statement schedules of UGI Corporation and subsidiaries for the years ended September 30, 1996 and 1995, which reports are included (or incorporated by reference) in UGI Corporation's Annual Report on Form 10-K for the year ended September 30, 1997.






COOPERS & LYBRAND L.L.P




2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 22, 1997